Exhibit 10.32

SCHEDULE I

CHANGE OF CONTROL

SEVERANCE PLAN PARTICIPANTS

Benefit Level - 3

Baxter, Warner L.	Moehn, Michael
Cisel, Scott A.	Naslund, Charles D.
Cole, Daniel F.	Nelson, Gregory L.
Heflin, Adam C.	Rainwater, Gary L.
Lyons, Martin J.	Sullivan, Steven R.
Mark, Richard J.	Voss, Thomas R.

Benefit Level - 2

Barnes, Lynn M.	Mueller, Michael G.
Birdsong, Jerre E.	Neff, Robert K.
Birk, Mark C.	Nelson, Craig D.
Borkowski, Maureen A.	Ogden, Stan E.
Brawley, Mark	Pate, Ron D.
DeGraw, Kevin	Power, Joseph M.
Diya, Fadi M.	Reasoner, Cleveland O.*
Foss, Karen C.	Schepers, David J.
Glaeser, Scott A.	Schukar, Shawn E.
Heger, Mary P.*	Serri, Andrew M.
Iselin, Christopher A.	Sobule, James A.
Kidwell, Stephen M.	Steinke, Bruce A.
Lindgren, Mark C.	Wakeman, David N.*
Menne, Michael L.	Weisenborn, Dennis W.
Mosier, Don M.	Wiseman, D. Scott*

*	Not eligible for excise tax gross-up provisions